Exhibit 10.50

THIRD AMENDMENT TO THE AMENDED AND RESTATED
POST HOLDINGS, INC. DEFERRED COMPENSATION PLAN FOR
KEY EMPLOYEES

(Amendment to August 1, 2017 Restatement)

WHEREAS, Post Holdings, Inc. (the “Company”) adopted the amended and restated Post Holdings, Inc. Deferred Compensation Plan for Key Employees (the “Plan”) effective August 1, 2017, and subsequently amended the Plan effective October 1, 2019, and effective October 1, 2021;

WHEREAS, Section 8.1 of the Plan provides that the Corporate Governance and Compensation Committee of the Board of Directors of the Company (the “Committee”) may amend the Plan;

WHEREAS, the Committee directs the Company to amend the Plan effective August 1, 2023 to facilitate compliance with the clawback rules of the Securities and Exchange Commission and to make other conforming changes.

NOW, THEREFORE, the Plan is amended, effective August 1, 2023, as follows:

1.Section 6.1 is amended to add the following provision to the end thereof:

“Notwithstanding the foregoing, the application of Section 10.10 shall not be considered an attachment, garnishment or execution of the payment of any debts or judgments.”

2.Section 8.4 is amended to add the following provision to the end thereof:

“Notwithstanding the foregoing or anything to the contrary in Section 8.1, the Plan may be amended, including retroactively, without a Participant’s or Beneficiary’s consent when the Committee determines that such amendment is necessary for the Company’s compliance with applicable law or applicable stock exchange listing standard, rule or regulation.”

3.A new Section 10.10 is added to read as follows:

“ 10.10 Clawback. Notwithstanding any other provisions of this Plan, any Account or portion thereof, and any amounts already distributed from an Account, shall be subject to reduction, deduction and/or clawback by the Company if recovery of any amounts otherwise paid to a Participant (whether or not payable under this Plan) is required under applicable law or applicable stock exchange listing standard, rule or regulation and the Company’s clawback/compensation recovery policy in effect from time to time.”

[remainder of page left intentionally blank; signature page follows]

In WITNESS WHEREOF, this amendment has been executed on August 1, 2023.

POST HOLDINGS, INC.

By:	/s/ Robert V. Vitale
Robert V. Vitale
President and Chief Executive Officer